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Consumer and                  Consommation et
Corporate Affairs Canada      Affaires commerciales Canada
                                     FORM 1                         FORMULE 1
                           ARTICLES OF INCORPORATION        STATUTS CONSTITUTIFS
                                  (SECTION 6)                     (ARTICLE 6)
Ca. Business                  Loi regissant les societes
Corporations Act              par actions de regime federal
--------------------------------------------------------------------------------
1 - Name of corporation                 Denomination de la societe

     2917131  CANADA INC.
--------------------------------------------------------------------------------
2 - The place in Canada where the registered office is to be situated
    Lieu au canaca au doit etre situe le siege social

     ALBERTA CALGARY
--------------------------------------------------------------------------------
3 - The classes and any maximum number of shares that the corporation is authorized to issue
    Categories et tout nombre maximal d'actions que la societe est autorisee a emettre

     SEE ATTACHED SCHEDULE "A".

--------------------------------------------------------------------------------

4 - Restrictions, if any, on share transfer
    Restrictions sur le transfert des actions, s'il y a lieu

     SEE ATTACHED SCHEDULE "B".

--------------------------------------------------------------------------------
5 - Number (or minimum and maximum number) of directors
    nombre (ou nobmre minimal et maximal) d'administrateurs
     MINIMUM OF ONE (1), MAXIMUM OF TEN (10)
--------------------------------------------------------------------------------
6 - Restrictions, if any, on business the corporation may carry on Limites imposees a l'activite commerciale de la societe, s'il y a lieu

     NONE
--------------------------------------------------------------------------------
7 - Other provisions, if any
    autres dispositions, s'il y a lieu

     SEE ATTACHED SCHEDULE "C".
--------------------------------------------------------------------------------
8 - Incorporators - Fondateurs
--------------------------------------------------------------------------------
Name(s)-Nom(s)            Address (include postal code)            Signature
                        Adresse (inclure le code postal)
--------------------------------------------------------------------------------
LYLE ROY HEPBURN       202 HARBORN TRAIL                    /s/ Lyle Roy Hepburn
                       MISSISSAUGA, ONTARIO L5B 1A8

SCHEDULE "A"

                                  SCHEDULE "A"
                                  ------------



3. The Corporation is authorized to issue an unlimited number of shares of a class designated as "Common Shares". The consideration for which any of the shares of the corporation are authorized to be issued shall be unlimited.

         The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

         (a) the holders of the Common Shares shall be entitled to vote at all meetings of shareholders;

         (b) the holders of the Common Shares shall be entitled to receive dividends as and when declared by the Board of Directors of the Corporation; and

         (c) the holders of the Common Shares shall be entitled to receive the remaining property of the Corporation in the event of liquidation, dissolution or winding-up of the Corporation.

                                  SCHEDULE "B"
                                  ------------

4.
         No shares shall be transferred without either:

         (a) The previous consent of a majority of the directors of the Corporation, such consent to be expressed either by resolution or by signed instrument or instruments in writing; or

         (b) The previous consent of the holders of outstanding shares in the Corporation carrying more than fifty percent (50%) of the votes entitled to be cast at any general shareholders' meeting, such consent to be expressed either by resolution or by signed instrument or instruments in writing.

                                  SCHEDULE "C"
                                  ------------

7.

         (1) The Board of Directors may from time to time, in such amounts and on such terms as it deems expedient;

                  (a)      borrow money on the credit of the Corporation;

                  (b) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation;

                  (c) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

         The Board of Directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board above to such extent and in such manner as the Board shall determine at the time of each such delegation;

         (2) The number of shareholders of the corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder;

         (3) Any invitation to the public to subscribe for or purchase its securities is prohibited.

                                     FORM 4


                             ARTICLES OF AMENDMENT


                              (Section 27 or 177)


                        CANADA BUSINESS CORPORATIONS ACT


1.   Name of Corporation:                    2.   Corporation Number:

     2917131 CANADA INC.                             291713-1

3.       The articles of the above-named corporation are amended as follows:

         Pursuant to Section 173(1)(a) of the Canada Business Corporations Act, to delete Section I of the Articles of Incorporation in its entirety and to substitute therefor the following:


         1.       Name of Corporation

                            VARIEGATED VENTURES LTD.



--------------------------------------------------------------------------------
DATE                               SIGNATURE               DESCRIPTION OF OFFICE



MAY 28, 1993             /s/ Max J. Wandinger              Director
                         --------------------------
                         Max J. Wandinger

--------------------------------------------------------------------------------

FOR DEPARTMENTAL USE ONLY

FILED May 22, 1998
--------------------------------------------------------------------------------

                                  BY-LAW NO.1

                    A By-law relating generally to the trans-
                      action of the business and affairs of


                              2917131 CANADA INC.


                          SECTION ONE - INTERPRETATION

1.1 DEFINITIONS. In these and other by-laws of the Corporation, unless the context otherwise requires:

         (a) " Act" means the CANADA BUSINESS CORPORATIONS ACT, and any Statute that may be substituted therefor, as amended from time to time;

         (b)      "appoint" includes "elect" and vice versa;

         (c)      "Board" means the board of directors of the Corporation;

         (d) "By-laws" means this By-law and all other by-laws of the Corporation from time to time in force and effect;

         (e) "Corporation" means the Corporation which has adopted these By-laws and to which the same apply.

         (f)      "shareholder" means a shareholder of the Corporation.


1.2 INTERPRETATION. Words and expressions defined in the Act have the same meanings when used in the By-laws. Words importing the singular number include the plural and vice versa and words importing gender include masculine, feminine and neuter genders as required by the context. Without limiting the generality of the foregoing, a reference to the directors shall include a sole director when the Corporation has only a sole director.

1.3 CONFLICT WITH ACT. The By-laws are subject to the provisions of the Act, unless the Act otherwise specifically provides.

1.4 CONFLICT WITH DOCUMENTS. The By-laws are subject to the provisions of the articles and any unanimous shareholders agreement and in the event of conflict between the provisions of any By-laws and the provisions of the articles or a unanimous shareholders agreement, the provisions of the articles or the unanimous shareholders agreement shall prevail over the By-laws.

1.5 HEADINGS. The headings and indices used in the By-laws are inserted for convenience of reference only and do not affect the interpretation of the By-laws or any part thereof.

                       SECTION TWO - DIRECTORS AND BOARD
                       ---------------------------------


2.1 CALLING OF MEETING. The Secretary shall, upon request of a director, summon a meeting of the Board.

2.2 NOTICE OF MEETINGS. Notice of the time and place of Board meetings shall be given to each director not less than seventy-two (72) hours before the time of the meeting. A notice of a meeting of directors need not specify the purpose or the business to be transacted at the meeting, except where the Act requires otherwise.

2.3 TELECOMMUNICATION. A director may participate in a Board meeting or of a committee of directors by means of telephone or other communication facilities that permit all directors participating in the meeting to hear each other and a director participating in a meeting by those means is deemed to be present at the meeting.

2.4 CONSENT RESOLUTION. A resolution or resolutions signed by all of the directors, as such, without meeting together, whether embodied in the form of minutes of a Board meeting or not, shall be valid and effectual as if passed at a Board meeting duly called and constituted and shall be entered into the minute book of the Corporation accordingly, and may relate back to any date therein stated to be the effective date thereof. A director may signify his assent to such resolution or resolutions in writing or by means of telecommunication with respect to which a written record is made.


2.5 CASTING VOTE. At all Board meetings, every question shall be decided by a majority of votes cast on each question. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a director.

2.6 COMMITTEES OF DIRECTORS. Unless otherwise ordered by the Board each committee of directors shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

2.7 CORPORATE SEAL. The Board may adopt and change a corporate seal which shall contain the name of the Corporation and the Board may cause to be created as many duplicates thereof as the Board shall determine.

2.8 EXECUTION OF INSTRUMENTS. The Board may from time to time direct the manner in which, and the person or persons by whom, any particular instrument or class of instruments mayor shall be signed and delivered. In the absence of a director's resolution, any particular instrument or class of instruments may be signed and delivered on behalf of the Corporation by any person holding the office of Chairman of the Board, President, Vice-President, Secretary,
Treasurer or Managing director or any other office created by By-law or by the directors, or if the Corporation is authorized to have and has only one director by any such person acting alone. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.9 DIVIDENDS. Subject to the provisions of the Act, the Board may from time to time declare and pay dividends (including interim dividends) payable to the Shareholders according to their respective rights and interests in the Corporation and such dividends may be paid in money or property or by issuing fully paid shares of the Corporation, or any combination thereof.

                            SECTION THREE - OFFICERS
                            ------------------------

3.1 APPOINTMENT. The Board may from time to time appoint a Chairman of the Board, a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer, a Managing director, and such other officers as the directors may determine, including one or more assistants to any of the officers so appointed. Subject to those powers and authority which by law may only be exercised by the directors, the officers of the Corporation may exercise respectively such powers and authority and shall perform such duties, in addition to those specified in the By-laws, as may from time to time be prescribed by the Board. Except for the Chairman of the Board, if appointed, and the Managing director, if appointed, an officer may, but need not be, a director. One person may hold more than one office of the Corporation except that the offices of President and Secretary must be held by different persons unless the Board consists of a sole director.

         The Board may also from time to time appoint other agents, attorneys, officers and employees of the Corporation within or without Canada, who may be given such titles and who may exercise such powers and authority (including the power of subdelegation) and shall perform such duties of management or otherwise, as the Board may from time to time prescribe. IN case of the absence of any officer or employee of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and authority of such officer or employee to any other officer or employee or to any director of the Corporation.

3.2 CHAIRMAN OF THE BOARD. The Chairman of the Board, if appointed, shall preside at all meetings of the Board and may exercise such other powers and authority and shall perform the duties which the directors may from time to time prescribe.

3.3 PRESIDENT. The President shall be the chief operating officer of the Corporation and, subject to the authority of the Board shall have general supervision of the business and affairs of the Corporation and shall have such other powers and duties as the Board may specify. IN the event no Chairman of the Board has been appointed or during the absence of the Chairman of the Board or inability or failure of the Chairman of the Board to act, the President shall also have the powers and duties of the office of Chairman of the Board.

3.4 VICE-PRESIDENT. The Vice-President, or if more than one Vice-President has been appointed, the Vice-Presidents, may exercise such powers and authority and shall perform such duties as may from time to time be prescribed by the Board. During the absence of the President or the inability or failure of the President to act, the Vice-President, or if more than one Vice-President has been appointed, the Vice-President first appointed, shall also have the powers and duties of the office of President.

3.5 MANAGING DIRECTOR. The Managing director, if appointed, shall manage the operations of the corporation generally, and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the Board.

3.6 SECRETARY. The Secretary, if appointed, shall attend and be the secretary to all Board meetings, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at such meetings. The Secretary shall give or cause to be given as and when instructed all notices to shareholders, directors, officers, auditors and members of committees of the Board. The Secretary shall be the custodian of the corporate seal, if any, of the Corporation and shall have charge of all books, papers, reports, certificates, records, documents, registers and instruments belonging to the Corporation. The Secretary shall be responsible for registering or filing of all reports, certificates and all other documents required by law to be registered or filed by the Corporation. The Secretary shall certify any documents of the Corporation except when some other officer or agent has been appointed for any such purpose and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the directors or the President.

3.7 TREASURER. The Treasurer, if appointed, shall be responsible for the keeping of proper accounting records in compliance with the Act and shall be responsible for the deposit of monies and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the Board may from time to time designate and he shall be responsible for the disbursement of the funds of the Corporation. The Treasurer shall render to the President and the Board whenever so directed an account of all financial transactions and of the financial position of the Corporation. The Treasurer shall be subject to the control of the President and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the Board or by the President. Whenever the Secretary is also the Treasurer the office may be designated Secretary-Treasurer.

3.8 OTHER OFFICERS. The powers and duties of all other officers shall be such as prescribed by the Board. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the directors otherwise direct.

3.9 VARIATION OF POWERS AND DUTIES. The Board may from time to time vary, add to or limit the powers, authority and duties of any officer.

3.10 REMOVAL AND DISCHARGE. The Board may remove any officer of the Corporation, with or without cause, at any time, unless the resolution or contract providing for the appointment of such officer stipulates otherwise.

3.11 TERM OF OFFICE. Each officer appointed by the Board shall hold office until a successor is appointed, or until his earlier resignation or removal by the Board.

                     SECTION FOUR - SHAREHOLDERS AND SHARES
                     --------------------------------------

4.1 PERSONS ENTITLED TO BE PRESENT. The only persons entitled to be present at a meeting of the shareholders shall be those persons entitled to vote thereat, the directors and auditor (if any) of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or By-laws to be present at the meeting. Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

4.2 CHAIRMAN. The Chairman of any meeting of the shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting:

         (a)      The Chairman of the Board;

         (b)      The President;

         (c) Any Vice-President (and where more than one Vice-President is present at the meeting, then the priority to act as chairman as between them shall be in order of their appointment to the office of Vice-President).

If no such officer is present within fifteen (15) minutes from the time fixed for the holding of the meeting of the shareholders, the persons present and entitled to vote shall choose one of their number then present to be chairman of that meeting.

4.3 SECRETARY OF MEETING. If the Secretary of the Corporation is absent, the chairman of a meeting of shareholders shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

4.4 CHAIRMAN'S CASTING VOTE. IN the case of an equality of votes at a meeting of shareholders, the chairman of the meeting shall not be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

4.5 CHAIRMAN'S DECLARATION. At any meeting of shareholders, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

4.6 VOTING BY BALLOT. If a ballot is demanded by a shareholder or proxy-holder entitled to vote at a shareholder's meeting and the demand is not withdrawn, the ballot upon the motion shall be taken in such manner as the chairman of the meeting shall direct. Upon a ballot each shareholder who is present in person or represented by proxy shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles. The declaration by the chairman of the meeting that the vote upon the question has been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority and an entry in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of votes recorded in favour of or against any resolution or question.

4.7 SCRUTINEERS. The chairman or the secretary at any meeting of the shareholders or the shareholders then present may appoint one or more scrutineers, who need not be shareholders, to count and report upon the results of the voting which is done by ballot.

4.8 JOINT SHAREHOLDERS. Where any share entitled to be voted at a meeting of shareholders is held by two or more persons jointly, those persons or such of them that attend the meeting of the shareholders shall only constitute one shareholder for purposes of determining whether a quorum of shareholders is present.

4.9 VOTE BY JOINT SHAREHOLDERS. If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the others, vote the shares, but if two or more of those persons who are present in person or by proxy shall fail to vote as one, the vote of such joint shareholders shall not be recognized.

4.10 PROXY. The form of proxy by which a proxy-ho1der may be appointed for any meeting of the shareholders shall be in the following form or in any other appropriate form accepted by the chairman of the meeting:


                                     "Proxy
                                     ------

         I/ WE the undersigned, being (a) shareholder(s) of ____________ , hereby nominate, constitute and appoint ______________________ or in the absence of, ____________________ as my/our attorney, representative and/or proxy-holder with full power and authority to attend, vote and otherwise act for me/our in my/our name and on my/our behalf at the annual (or special) meeting of shareholders of the Corporation, to be held at __________________, on the _____day of ____________, 19 __, and
         at any and all adjournments thereof, with full power of substitution, and I/WE, the undersigned, hereby revoke all other proxies given by me/us, the undersigned, which might be used in respect of such meeting and any and all adjournments thereof.

         Given this _____ day of __________ , 19 ____ .


                                                  ______________________________

                                                  ______________________________

                                                  _____________________________"

                        SECTION FIVE - INDEMNIFICATION
                        ------------------------------

5.1 Indemnification of directors and officers.

         (a) Except in respect of an action by or on behalf of the Corporation or body corporate procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a Shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that Corporation or body corporate, if:

                  (i) he acted honestly and in good faith with a view to the best interests of the Corporation; and

                  (ii) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         (b) The Corporation may with the approval of the Court indemnify a person referred to in subparagraph (a) in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in subparagraphs
                  (a) (i) and (ii).

5.2 INDEMNIFICATION OF OTHERS. Subject to subparagraph 5.1 (a), the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including legal fees) judgments, fines in any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if the Board determines that:

         (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.


5.3 RIGHT OF INDEMNITY NOT EXCLUSIVE. The provisions for indemnification contained in the By-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any By-laws, agreement, vote of shareholders or disinterested directors or otherwise both as to an action in his official capacity and as to action in any other capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall enure to the benefit of the heirs and legal representatives of such person.

5.4 NO LIABILITY OF DIRECTORS OR OFFICERS FOR CERTAIN ACTS. Unless otherwise provided by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee of the Corporation or for any other loss, damage, expense or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the

                                      -8-
Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.


                             SECTION SIX - GENERAL
                             ---------------------

6.1 NOTICES. In addition to any other method of service permitted by the Act any notice or document required by the Act, the regulations, the articles or the By-laws may be sent to any person entitled to receive same in the manner set out in the Act for service upon a shareholder or director and by any means of telecommunication with respect to which a written record is made. A notice sent by means of telecommunication shall be deemed to have been given on the first business day after the date upon which the written record is made.

6.2 WAIVER OF NOTICE. Any shareholder (or his duly appointed proxy-holder), director, officer, auditor or member of a committee may at any time waive any notice, or waive or abridge the time for any notice required to be given to him under any provision of the Act, the regulations thereunder, the articles, the By-laws or otherwise, and such waiver or abridgment, whether given before or after the meeting or other event of which the notice is required to be given, shall cure any defect in the giving or in the time of such notice as the case may be.

6.3 NOTICE TO JOINT SHAREHOLDERS. If two or more persons hold shares jointly, notice may be given to one of such persons and such notice shall be sufficient notice to all of them.

6.4 SIGNATURE ON NOTICE. The signature to any notice to be given by the Corporation may be lithographed, written, printed or otherwise mechanically reproduced.

         By-law No.1 signed for identification, this 1st day of May, 1993.




                                                  /s/ Max J. Wandinger
                                                  ------------------------
                                                  President

                                  BY-LAW NO.2
                                  -----------

           A By-law respecting the borrowing of money, the issuing of securities and the securing of liabilities by:

                              2917131 CANADA INC.

         BE IT ENACTED as a by-law of the Corporation as follows:

1. The Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

         (a)      borrow money upon the credit of the Corporation;

         (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

         (c) to the extent permitted by the CANADA BUSINESS CORPORATIONS ACT, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

         (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

         Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2. The Board may, by resolution, from time to time delegate to a committee of the Board, one or more of the directors and/ or one or more of the officers of the Corporation or any other person or persons as may be designated by the Board all or any of the powers conferred on the Board by paragraph 1 hereof to such extent and in such manner as the Board may determine at the time of such delegation.

3. The powers hereby conferred are in supplement of and not in substitution for any powers possessed by the directors or officers of the Corporation independently of this by-law #2.


         By-Law No. 2 signed for identification this 1st day of May, 1993.



                                             /s/ Max J. Wandinger
                                             -----------------------
                                             President